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                                                                EXHIBIT 99.16(c)


Phoenix Fund - Class C
  10/21/94 - 7/31/85


                                                 Since           Since
                                               Inception       Inception
                                             Average Annual      Total
                                              Total Return       Return*
                                             --------------  --------------
Initial Investment                               $1,000.00       $1,000.00

Divided by Net Asset Value                           12.31           12.31
                                                 ---------       ---------
Equals Shares Purchased                             81.235          81.235

Plus Shares Acquired through
  Dividend Reinvestment                              3.685           3.685
                                                 ---------       ---------
Equals Shares Held at 7/31/95                       84.920          84.920

Multiplied by Net Asset Value at 7/31/95             13.07           13.07
                                                 ---------       ---------

Equals Ending Value before deduction for
  contingent deferred sales charge                1,109.90        1,109.90

Less deferred sales charge                          (10.00)           0.00
                                                 ---------       ---------

Equals Ending Redeemable Value at
  $1,000 Investment (ERV) at 7/31/95              1,099.90        1,109.90
                                                 ---------       ---------
Divided by $1,000 (P)                               1.0999          1.1099

Subtract 1                                          0.0999          0.1099

Expressed as a percentage equals the
  Aggregate Total Return for the Period (T)           9.99%
                                                 =========

Expressed as a percentage equals the
  Aggregate Total Return for the Period                              10.99%
                                                                 =========

ERV divided by P                                    1.0999

Raise to the power of                               1.2898

Equals                                              1.1307

Subtract 1                                          0.1307

Expressed as a percentage equals the
  Average Annualized Total Return                    13.07%
                                                 =========

*Does not include sales charge for the period.